EXHIBIT  10.59

ADVERTISING  IMPRESSION  NETWORK  CONTRACT

     This agreement ("Agreement") is made on this 1st day of July 1999, by and between NETTAXI.COM, INC. (hereinafter "Nettaxi"), located at 1696 Dell Avenue, Campbell, CA 95008 and WHITE SAND COMMUNICATIONS, INC. (hereinafter "Client"), located at 9800D Topanga Canyon Blvd., Suite 318, Chatsworth, California 91311:

     WHEREAS, Nettaxi is in the business of providing Internet services, including Web hosting services, an Internet portal and the business of advertising delivery to unique IP addresses on the Internet, and

     WHEREAS, Client wishes to engage Nettaxi to deliver banner advertising, sponsorship advertising and "exit traffic" advertising,

     NOW THEREFORE, for good and valuable consideration the parties do hereby agree as follows:

     1. TERM: The term of this Agreement shall be six (6) months commencing on July 1, 1999, and then continue on a month-to-month basis subject to cancellation by either party with thirty (30) days written notice.

     2. PRICING: Client shall pay a minimum monthly guaranteed payment to Nettaxi in the amount specified in Exhibit A. Client understands that Nettaxi has allocated the agreed upon minimum number of banner advertising impressions for their exclusive use. This minimum monthly amount is also intended to cover the direction of "exit traffic" to the Client website, as well as occasional sponsorship opportunities that may be provided at the sole discretion of Nettaxi. Client agrees that should their website receive less than the guaranteed number of ad impressions, or exit traffic, in any month, the Client will accept such lesser amount as satisfaction of Nettaxi's impression commitment.

     3. ADVERTISING: Client will place banner advertising as well as receive "exit traffic" as such term is understood on the Internet originating from the URL's operated by Nettaxi.com, Inc. Client will have the right to resell such banner advertising and exit traffic to its end customers.

     4. WARRANTIES: Neither Client nor Nettaxi makes any warranties or representations, either express or implied except as expressly set forth in this Agreement. The Client acknowledges that it has the right and authority to enter into this agreement.

     5. LIMITATION OF LIABILITIES: Neither Client nor Nettaxi shall be liable or held responsible for any delays, errors or problems in displaying advertising materials, which may result in damages, direct, indirect or consequential. In no event shall Nettaxi or the Client be responsible for any alleged loss of profits, damages or other expenses alleged to have arisen out of this Agreement. Any claims in this respect are expressly waived.

     6. INDEMNIFICATION: Client agrees to indemnify and hold harmless Nettaxi from and against any and all third party claims, suits or court actions, including, by way of example and not limitation, actions for libel, copyright, trademark or trade name infringement, or infringements of rights of privacy or publicity, and any and all claims based upon the content or subject matter of Client's advertisements. In connection with this indemnification, Client shall be responsible for the associated costs, including reasonable attorney fees.

     7. GOVERNING LAW: This Agreement shall be governed and construed in accordance with the laws of the United States of America, the State of California, without effect to its conflict of law principles. The courts of the State of California, county of Los Angeles shall have jurisdiction over any disputes arising from or in connection with this Agreement.

     8. SEVERABILITY: Should any provision of this Agreement be held to be invalid or unenforceable, the remaining provisions will continue in full force and effect.

9. INDEPENDENT CONTRACTORS: It is understood that the parties to this Agreement are independent contractors and no agency, partnership, joint venture or employer-employee relationship has been created by this Agreement.

     10. ASSIGNMENT: This Agreement shall inure to the benefit of the parties, their beneficiaries, successors and assigns.

     11. ENTIRE AGREEMENT: This instrument constitutes the entire agreement between the parties and may not be modified except by a written instrument signed by both parties.


NETTAXI.COM,  INC.

     BY:  /s/
          ---------------

                         DATE:
                                -------------



     Accepted  and  agreed:

WHITE  SAND  COMMUNICATIONS,  INC.

     BY:  /s/
          ------------------------------

DATE:
       ------------------------------


                  Exhibit A
                  ---------


           Minimum Payment   Impressions Allocated
           ----------------  ---------------------

July       $         50,000              7,142,857
August     $         50,000              7,142,857
September  $         50,000              7,142,857
October    $        100,000             14,285,714
November   $        150,000             21,428,571
December   $        200,000             28,571,429